                        DISTRIBUTION AGREEMENT AMENDMENT

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003, Distribution Agreement among Jefferson National Life Insurance Company on its own behalf and on behalf of its Separate Accounts, and Inviva Securities Corporation, as follows:

          1. Exhibit 1 thereto is hereby modified by adding five new segregated asset accounts of the Jefferson National Life Insurance Company to that schedule, which shall read as follows:

                                    EXHIBIT 1

ACCOUNT(S)                                             FORM #
- Jefferson National Life Annuity Account C            22-4025 (Individual)
                                                       32-4000 (Group)
- Jefferson National Life Annuity Account E            22-4047/32-4003 (Achievement)
                                                       22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F            22-4061
- Jefferson National Life Annuity Account G            22-4056
- Jefferson National Life Annuity Account H            CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I            CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J            JNL-2100
- Jefferson National Life Annuity Account K            JNL-2200
- Jefferson National Life Account L                    CVIC-1001 and -1003
- Jefferson National Life Annuity Account M            JNL-22-4061
- Jefferson National Life Annuity Account N            JNL-2000
- Jefferson National Life Annuity Account O            JNL-2004

          2. All other terms of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 26th day of March, 2004.


JEFFERSON NATIONAL LIFE INSURANCE COMPANY, on its own behalf and on behalf of the Separate Accounts


By: /s/ Craig A. Hawley
    ------------------------------
Print Name: Craig A. Hawley
Title: General Counsel and Secretary

INVIVA SECURITIES CORPORATION
By: /s/ Meg Cullem-Fiore
    ---------------------------
Print Name: Meg Cullem-Fiore
Title: Deputy General Counsel and Vice President